UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2004

GAMETECH INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23401	33-0612983

(State or Other	(Commission File	(IRS Employer
Jurisdiction of Incorporation)	Number)	Identification No.)

900 Sandhill Road, Reno, Nevada 89521

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (775) 850-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On October 4, 2004, the Board of Directors of GameTech International, Inc. (the “Company”) elected Scott Shackelton to serve as an independent director of the Company. There was no arrangement or understanding pursuant to which Mr. Shackelton was elected as a director, and there are no related party transactions between Mr. Shackelton and the Company. It is currently anticipated that Mr. Shackelton will serve on the Company’s Nominations and Compensation Committees, and will act as Chairman of the Company’s Audit Committee.

     On October 5, 2004, the Company issued a press release announcing the election of Mr. Shackelton to the Company’s Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit
Number
99.1	Press release from GameTech International, Inc. dated October 5, 2004 titled “GameTech Announces New Director, Scott Shackelton”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2004	GAMETECH INTERNATIONAL, INC.
	By:	/s/ Andrejs K. Bunkse
Andrejs K. Bunkse
Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number
99.1	Press release from GameTech International, Inc. dated October 5, 2004 titled “GameTech Announces New Director, Scott Shackelton”